Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Core Molding Technologies, Inc. of our report dated March 20, 2014 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Core Molding Technologies, Inc. for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Columbus, Ohio
November 14, 2014